2Q24 Financial Results July 12, 2024 Exhibit 99

2Q24 Financial highlights

ROTCE[1] **28%**	CET1 capital ratios[3]	Std. RWA[4] **$1.7T**
ROTCE ex. significant items[2] **20%**	Std. **15.3%** | Adv. **15.5%**	Cash and marketable securities[5] **$1.5T**
	Total Loss-Absorbing Capacity[3] **$534B**	Average loans **$1.3T**

Income statement

- 2Q24 net income of $18.1B and EPS of $6.12
  - Excluding significant items[2], 2Q24 net income of $13.1B, EPS of $4.40 and ROTCE of 20%
- Managed revenue of $51.0B[6]
- Expense of $23.7B and managed overhead ratio of 47%[6]

Balance sheet

- Loans: average loans of $1.3T up 6% YoY including First Republic and flat QoQ
- Deposits: average deposits of $2.4T down 1% YoY and flat QoQ
- CET1 capital of $267B[3]
  - Standardized CET1 capital ratio of 15.3%[3]; Advanced CET1 capital ratio of 15.5%[3]

Capital distributed

- Common dividend of $3.3B or $1.15 per share
- $4.9B of common stock net repurchases[7]
- Net payout LTM of 45%[7,8]

SIGNIFICANT ITEMS IN CORPORATE ($MM, EXCLUDING EPS)

	Pretax	Net income	EPS
Net gain related to Visa shares[9]	$7,857	$5,959	$2.04
Donation of Visa shares to pre-fund contributions to the Firm's Foundation	($1,000)	($524)	($0.18)
Net investment securities losses	($546)	($414)	($0.14)

[1] See note 3 on slide 9
[2] See note 4 on slide 9
[3] Represents the estimated Basel III common equity Tier 1 ("CET1") capital and ratio and Total Loss-Absorbing Capacity for the current period. See note 1 on slide 10
[4] Standardized risk-weighted assets ("RWA"). Estimated for the current period. See note 1 on slide 10
[5] Cash and marketable securities represents HQLA and unencumbered marketable securities. Estimated for the current period. See note 2 on slide 10
[6] See note 1 on slide 9
[7] Includes the net impact of employee issuances. Excludes excise tax and commissions
[8] Last twelve months ("LTM")
[9] See note 4 on slide 10

JPMorgan Chase & Co.

1

2Q24 Financial results1 1 See note 1 on slide 9 2 Actual numbers for all periods, not over/(under) 3 See note 3 on slide 9 4 See note 2 on slide 9 5 Includes the markets-related revenues of the former Commercial Banking business segment. Prior-period amounts have been revised to conform with the current presentation 6 See note 5 on slide 9 7 Reflects fully taxable-equivalent (“FTE”) adjustments of $792mm in 2Q24 2Q24 1Q24 2Q23 Net interest income $22.9 ($0.3) $1.0 Noninterest revenue 28.1 8.8 7.6 Managed revenue1 51.0 8.4 8.6 Expense 23.7 1.0 2.9 Credit costs 3.1 1.2 0.2 Net income $18.1 $4.7 $3.7 Net income applicable to common stockholders $17.7 $4.8 $3.7 EPS – diluted $6.12 $1.68 $1.37 ROE2 23% 17% 20% ROTCE2,3 28 21 25 Overhead ratio – managed1,2 47 53 49 Memo: NII excluding Markets 4 $22.9 ($0.1) $0.6 NIR excluding Markets 4,5 20.3 8.7 7.3 Markets revenue 5 7.8 (0.2) 0.7 Managed revenue1 51.0 8.4 8.6 Adjusted expense 6 $23.4 $0.6 $3.0 Adjusted overhead ratio 1,2,6 46% 54% 48% $ O/(U) $B 2Q24 1Q24 2Q23 Net charge-offs $2.2 $2.0 $1.4 Reserve build/(release) 0.8 (0.1) 1.5 Credit costs $3.1 $1.9 $2.9 2Q24 ROE O/H ratio CCB 30% 53% CIB 17% 51% AWM 32% 67% 2Q24 Tax rate Effective rate: 22.6% Managed rate: 25.1%1,7 2 $B, EXCEPT PER SHARE DATA

Fortress balance sheet

$B, EXCEPT PER SHARE DATA

	2Q24	1Q24	2Q23
Risk-based capital metrics[1]			
CET1 capital	$267	$258	$236
CET1 capital ratio – Standardized	15.3%	15.0%	13.8%
CET1 capital ratio – Advanced	15.5	15.3	13.9
Basel III Standardized RWA	$1,743	$1,712	$1,707
Leverage-based capital metric[2]			
Firm SLR	6.1%	6.1%	5.8%
Liquidity metrics[3]			
Firm LCR	112%	112%	112%
Bank LCR	125	129	129
Total excess HQLA	$275	$307	$296
HQLA and unencumbered marketable securities	1,464	1,496	1,411
Balance sheet metrics			
Total assets (EOP)	$4,143	$4,091	$3,868
Deposits (average)	2,371	2,375	2,387
Tangible book value per share[4]	92.77	88.43	79.90

STANDARDIZED CET1 RATIO (%)[1]



15.0%
104 bps
(48 bps)
(27 bps)
(0 bps)
0 bps
15.3%
Includes impact of Visa shares: +32bps
1Q24
Net income[5]
Capital Distributions[6]
RWA
AOCI[7]
Other[8]
2Q24

STANDARDIZED RISK-WEIGHTED ASSETS ($B)[1]



1,712
12
6
12
1,743
1Q24
Lending[9]
Market Risk
Credit Risk ex. Lending
2Q24

Note: Totals may not sum due to rounding
[1] Estimated for the current period. See note 1 on slide 10
[2] Estimated for the current period. Represents the supplementary leverage ratio ("SLR")
[3] Estimated for the current period. Liquidity Coverage Ratio ("LCR") represents the average LCR for the Firm and JPMorgan Chase Bank, N.A. ("Bank"). See note 2 on slide 10
[4] See note 3 on slide 9

[5] Reflects Net Income Applicable to Common Equity
[6] Includes net share repurchases and common dividends
[7] Excludes AOCI on cash flow hedges and DVA related to structured notes
[8] Primarily CET1 capital deductions
[9] Includes Loans and Commitments

JPMORGAN CHASE & CO.
3

CCB CIB AWM Corp.

Consumer & Community Banking[1,2]

SELECTED INCOME STATEMENT DATA ($MM)

		$ O/(U)	
	2Q24	1Q24	2Q23
Revenue	$17,701	$48	$468
Banking & Wealth Management	10,375	51	(561)
Home Lending	1,319	133	312
Card Services & Auto	6,007	(136)	717
Expense	9,425	128	1,112
Credit costs	2,643	730	781
Net charge-offs (NCOs)	2,064	185	813
Change in allowance	579	545	(32)
Net income	$4,210	($621)	($1,096)

FINANCIAL PERFORMANCE

- Net income of $4.2B, down 21% YoY
- Revenue of $17.7B, up 3% YoY, predominantly due to higher noninterest revenue in Banking & Wealth Management and Card Services & Auto
- Expense of $9.4B, up 13% YoY, predominantly driven by the allocation of certain First Republic-related expense from Corporate to CCB starting in 3Q23, and higher compensation, as well as continued investments in technology and marketing
- Credit costs of $2.6B
  - NCOs of $2.1B, up $813mm YoY, predominantly driven by Card Services as newer vintages season and credit normalization continues
  - Net reserve build of $579mm was primarily in Card Services, predominantly driven by loan growth and updates to certain macroeconomic variables

KEY DRIVERS / STATISTICS ($B)[3]

	2Q24	1Q24	2Q23
Average equity	$54.5	$54.5	$54.3
ROE	30%	35%	38%
Overhead ratio	53	53	48
Average loans	$571.7	$571.1	$518.3
Average deposits	1,073.5	1,079.2	1,157.3
Active mobile customers (mm)[4]	55.6	54.7	52.0
Debit & credit card sales volume[5]	$453.7	$420.7	$424.0

- Average loans up 10% YoY including First Republic and flat QoQ
- Average deposits down 7% YoY and 1% QoQ
  - EOP deposits down 9% YoY and 3% QoQ
- Active mobile customers up 7% YoY
- Debit & credit card sales volume up 7% YoY
- Client investment assets up 14% YoY and flat QoQ

KEY DRIVERS / STATISTICS ($B) – DETAIL BY BUSINESS

	2Q24	1Q24	2Q23
Banking & Wealth Management			
Business Banking average loans	$19.5	$19.4	$19.6
Business Banking loan originations	1.3	1.1	1.3
Client investment assets (EOP)	1,013.7	1,010.3	892.9
Deposit margin	2.72%	2.71%	2.83%
Home Lending			
Average loans	$254.4	$257.9	$229.6
Loan originations[6]	10.7	6.6	11.2
Third-party mortgage loans serviced (EOP)	642.8	626.2	604.5
Net charge-off/(recovery) rate	(0.07)%	(0.01)%	(0.05)%
Card Services & Auto			
Card Services average loans	$210.1	$204.7	$187.0
Auto average loans and leased assets	86.5	87.7	82.1
Auto loan and lease originations	10.8	8.9	12.0
Card Services net charge-off rate	3.50%	3.32%	2.41%
Card Services net revenue rate	9.61	10.09	9.11
Card Services sales volume[5]	$316.6	$291.0	$294.0

[1] See note 1 on slide 9
[2] See note 3 on slide 10
For additional footnotes see slide 11

JPMORGAN CHASE & CO.
4

CCB | CIB | AWM | Corp.

Commercial & Investment Bank[1,2,3]

SELECTED INCOME STATEMENT DATA ($MM)

	2Q24	$ O/(U) 1Q24	$ O/(U) 2Q23
Revenue	$17,917	$333	$1,410
Investment Banking revenue	2,464	248	777
Payments	4,546	80	(168)
Lending	1,936	212	187
Other	4	7	(34)
Total Banking & Payments	8,950	547	762
Fixed Income Markets	4,822	(505)	214
Equity Markets	2,971	285	517
Securities Services	1,261	78	40
Credit Adjustments & Other	(87)	(72)	(123)
Total Markets & Securities Services	8,967	(214)	648
Expense	9,166	442	972
Credit costs	384	383	(751)
Net income	$5,897	($725)	$597

KEY DRIVERS / STATISTICS ($B)[4]

	2Q24	1Q24	2Q23
Average equity	$132.0	$132.0	$137.5
ROE	17%	20%	15%
Overhead ratio	51	50	50
IB fees ($mm)	$2,356	$2,014	$1,569
Average Banking & Payments loans	351.4	350.3	343.5
Average client deposits[5]	936.7	931.6	922.7
Assets under custody ($T)	34.0	34.0	30.4
Net charge-off/(recovery) rate[6]	0.14%	0.06%	0.14%

FINANCIAL PERFORMANCE

- Net income of $5.9B, up 11% YoY; revenue of $17.9B, up 9% YoY
- Banking & Payments revenue
  - IB revenue of $2.5B, up 46% YoY, driven by higher fees across all products
  - Payments revenue of $4.5B, down 4% YoY, driven by deposit margin compression and higher deposit-related client credits, largely offset by fee growth
  - Lending revenue of $1.9B, up 11% YoY, predominantly driven by the impact of the First Republic acquisition, lower losses on hedges of the retained lending portfolio and the impact of higher rates
- Markets & Securities Services revenue
  - Markets revenue of $7.8B, up 10% YoY
    - Fixed Income Markets revenue of $4.8B, up 5% YoY, largely driven by Securitized Products
    - Equity Markets revenue of $3.0B, up 21% YoY, driven by strong performance in Equity Derivatives and Prime
  - Securities Services revenue of $1.3B, up 3% YoY, driven by higher volumes and market levels, largely offset by deposit margin compression
- Expense of $9.2B, up 12% YoY, predominantly driven by higher compensation, including revenue-related compensation, higher legal expense and higher volume-related non-compensation expense
- Credit costs of $384mm
  - Net reserve build of $220mm, driven by incorporating the First Republic portfolio into the Firm's modeled approach[7], as well as net downgrade activity, primarily in Real Estate, largely offset by the impact of net lending activity
  - NCOs of $164mm, of which approximately half was in Office

REVENUE BY CLIENT COVERAGE SEGMENT ($MM)

	2Q24	$ O/(U) 1Q24	$ O/(U) 2Q23
Banking & Payments revenue[8]	$8,950	$547	$762
Global Corporate & Investment Banking	6,141	321	689
Commercial Banking	2,860	23	59
Middle Market Banking	1,936	9	(60)
Commercial Real Estate Banking	924	14	119
Other	(51)	203	14

[1] See note 1 on slide 9; [2] See note 3 on slide 10
For additional footnotes see slide 11

JPMORGAN CHASE & CO.

5

CCB CIB AWM Corp.

Asset & Wealth Management[1,2]

SELECTED INCOME STATEMENT DATA ($MM)

		$ O/(U)	
	2Q24	1Q24	2Q23
Revenue	$5,252	$143	$309
Asset Management	2,437	111	309
Global Private Bank	2,815	32	-
Expense	3,543	83	380
Credit costs	20	77	(125)
Net income	$1,263	($27)	$37

KEY DRIVERS / STATISTICS ($B)[3]

	2Q24	1Q24	2Q23
Average equity	$15.5	$15.5	$16.7
ROE	32%	33%	29%
Pretax margin	32	33	33
Assets under management ("AUM")	$3,682	$3,564	$3,188
Client assets	5,387	5,219	4,558
Average loans	224.1	223.4	219.5
Average deposits	227.4	227.7	211.9

FINANCIAL PERFORMANCE

- Net income of $1.3B, up 3% YoY
- Revenue of $5.3B, up 6% YoY, driven by growth in management fees on higher average market levels and strong net inflows, as well as higher brokerage activity, largely offset by deposit margin compression
- Expense of $3.5B, up 12% YoY, predominantly driven by higher compensation, including revenue-related compensation and continued growth in private banking advisor teams, as well as higher legal expense and distribution fees
- AUM of $3.7T was up 15% YoY and client assets of $5.4T were up 18% YoY, each driven by higher market levels and continued net inflows
  - For the quarter, AUM had long-term net inflows of $52B and liquidity net inflows of $16B
- Average loans of $224B, up 2% YoY and flat QoQ
- Average deposits of $227B, up 7% YoY due to the allocation of First Republic deposits to AWM in 4Q23 and flat QoQ

[1] See note 1 on slide 9
[2] See note 3 on slide 10
[3] Actual numbers for all periods, not over/(under)

JPMORGAN CHASE & CO.

6

Corporate1,2 1 See note 1 on slide 9 2 See note 3 on slide 10 CCB CIB AWM Corp. 2Q24 1Q24 2Q23 Revenue $10,122 $7,920 $6,404 Net interest income 2,364 (113) 626 Noninterest revenue 7,758 8,033 5,778 Expense 1,579 303 427 Credit costs 5 (22) 248 Net income/(loss) $6,779 $6,103 $4,139 $ O/(U) ⚫ Revenue of $10.1B, up $6.4B YoY ⚫ Net interest income of $2.4B, up $626mm YoY, driven by the impact of balance sheet mix and higher rates ⚫ Noninterest revenue was a net gain of $7.8B, compared with a net gain of $2.0B in the prior year – The current quarter included the $7.9B net gain related to Visa shares and $546mm of net investment securities losses – The prior-year quarter included the estimated $2.7B bargain purchase gain associated with First Republic and $900mm of net investment securities losses ⚫ Expense of $1.6B, up $427mm YoY, driven by the $1.0B donation of Visa shares to pre-fund contributions to the Firm’s Foundation, largely offset by the allocation of certain First Republic expense from Corporate to the LOBs, predominantly CCB, starting in 3Q23, as well as lower legal expense SELECTED INCOME STATEMENT DATA ($MM) FINANCIAL PERFORMANCE 7

Outlook[1]

FIRMWIDE

1

Expect FY2024 net interest income of **~$91B**, market dependent

Expect FY2024 net interest income excluding Markets of **~$91B**, market dependent

2

Expect FY2024 adjusted expense of **~$92B**, market dependent

- Adjusted expense excludes Firmwide legal expense and includes the increase to the FDIC special assessment in 1Q24 and the Foundation contribution in 2Q24

3

Expect FY2024 Card Services NCO rate of **~3.4%**

[1] See notes 1, 2 and 5 on slide 9

JPMorgan Chase & Co.

8

Notes on non-GAAP financial measures 1. In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm and each of the reportable business segments on a fully taxable-equivalent basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. For a reconciliation of the Firm’s results from a reported to managed basis, refer to page 7 of the Earnings Release Financial Supp lement 2. In addition to reviewing net interest income (“NII”) and noninterest revenue (“NIR”) on a managed basis, management also reviews these metrics excluding Markets, which is composed of Fixed Income Markets and Equity Markets. Markets revenue consists of principal transactions, fees, commissions and other income, as well as net interest income. These metrics, which exclude Markets, are non-GAAP financial measures. Management reviews these metrics to assess the performance of the Firm’s lending, investing (including asset-liability management) and deposit-raising activities, apart from any volatility associated with Markets activities. In addition, management also assesses Markets business performance on a total revenue basis as offsets may occur across revenue lines. For example, securities that generate net interest income may be risk-managed by derivatives that are reflected at fair value in principal transactions revenue. Management believes these measures provide investors and analysts with alternative measures to analyze the revenue trends of the Firm. For a reconciliation of NII and NIR from reported to excluding Markets, refer to page 28 of the Earnings Release Financial Supplement. For additional information on Markets revenue, refer to page 75 of the Firm’s 2023 Form 10-K 3. Tangible common equity (“TCE”), return on tangible common equity (“ROTCE”) and tangible book value per share (“TBVPS”), are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of related deferred tax liabilities. For a reconciliation from common stockholders’ equity to TCE, refer to page 10 of the Earnings Release Financial Supplement. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. Book value per share was $111.29, $106.81 and $98.11 at June 30, 2024, March 31, 2024 and June 30, 2023, respectively. TCE, ROTCE and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity 4. Second-quarter 2024 net income, earnings per share and ROTCE excluding significant items are non-GAAP financial measures. Significant items collectively refer to the net gain related to Visa shares of $7.9B, a donation of Visa shares to pre-fund contributions to the Firm’s Foundation of $1.0B and net investment securities losses of $546mm. Excluding these items resulted in a decrease of $5.0B (after tax) to reported net income from $18.1B to $13.1B; a decrease of $1.72 per share to reported EPS from $6.12 to $4.40; and a decrease of 8ppts to reported ROTCE from 28% to 20%. Management believes these measures provide useful information to investors and analysts in assessing the Firm’s results 5. Adjusted expense and adjusted overhead ratio are each non-GAAP financial measures. Adjusted expense represents noninterest expense excluding Firmwide legal expense of $317mm, ($72mm) and $420mm for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively. The adjusted overhead ratio measures the Firm’s adjusted expense as a percentage of managed net revenue. Management believes this information helps investors understand the effect of these items on reported results and provides an alternate presentation of the Firm’s performance 9

Additional notes 1. Reflects the Current Expected Credit Losses ("CECL") capital transition provisions. As of June 30, 2024 and March 31, 2024, CET1 capital and Total Loss-Absorbing Capacity reflected the remaining CECL benefit of $720mm; as of June 30, 2023, CET1 capital reflected the benefit of $1.4B. Refer to Note 21 of the Firm’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 and Note 27 of the Firm’s 2023 Form 10-K for additional information 2. Total excess high-quality liquid assets (“HQLA”) represent the average eligible unencumbered liquid assets that are in excess of what is required to meet the estimated Firm and Bank total net cash outflows over a prospective 30 calendar-day period of significant stress under the LCR rule. HQLA and unencumbered marketable securities, includes end-of-period HQLA, excluding regulatory prescribed haircuts under the LCR rule where applicable, for both the Firm and the excess HQLA-eligible securities included as part of the excess liquidity at JPMorgan Chase Bank, N.A., which are not transferable to non-bank affiliates and thus excluded from the Firm’s LCR. Also includes other end-of-period unencumbered marketable securities, such as equity and debt securities. Does not include borrowing capacity at Federal Home Loan Banks and the discount window at the Federal Reserve Bank. Refer to Liquidity Risk Management on pages 44-51 of the Firm’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 and pages 102-109 of the Firm’s 2023 Form 10-K for additional information 3. The First Republic acquisition closed on May 1, 2023, therefore, the current period included approximately one additional month of results associated with First Republic compared with the prior-year period. Additionally, certain noninterest expense and deposits associated with First Republic were allocated among segments commencing in the third quarter of 2023, resulting in increases or decreases to the YoY change in certain lines. The prior-year quarter also included the estimated bargain purchase gain of $2.7B in Corporate as well as the $1.2B credit reserve established for the First Republic portfolio across LOBs 4. On April 8, 2024, Visa Inc. announced the commencement of an exchange offer for Visa Class B-1 common stock. On May 6, 2024, the Firm announced that Visa accepted the Firm’s tender of its 37.2mm shares of Visa Class B-1 common stock in exchange for a combination of Visa Class B-2 common stock and Visa Class C common stock. Visa’s acceptance resulted in a gain for the Firm relating to the Visa Class C common stock, which is held at fair value. Refer to pages 8 and 100 of the Firm’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 for additional information 10

Additional notes on slides 4-5 Slide 4 – Consumer & Community Banking 3. Actual numbers for all periods, not over/(under) 4. Users of all mobile platforms who have logged in within the past 90 days. Excludes First Republic accounts not yet converted to JPMorgan Chase platforms 5. Excludes Commercial Card 6. Firmwide mortgage origination volume was $12.3B, $7.6B and $13.0B for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively Slide 5 – Commercial & Investment Bank 3. Effective in the second quarter of 2024, the Firm reorganized its reportable business segments by combining the former Corporate & Investment Bank and Commercial Banking business segments to form one segment, the Commercial & Investment Bank ("CIB") 4. Actual numbers for all periods, not over/(under) 5. Client deposits and other third-party liabilities (“client deposits”) pertain to the Payments and Securities Services businesses 6. Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate 7. As a result of the First Republic acquisition, the Firm recorded an allowance for credit losses for the loans acquired and lending-related commitments assumed as of May 1, 2023. Given the differences in risk rating methodologies for the First Republic portfolio, and the ongoing integration of products and systems, the allowance for credit losses for the acquired wholesale portfolio was measured based on other facilities underwritten by the Firm with similar risk characteristics and not based on modeled estimates. As of June 30, 2024, the allowance for credit losses for the acquired wholesale portfolio was measured using the Firm’s modeled approach. Refer to the Critical Accounting Estimates on pages 78-80 and Note 26 of the Firm’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 for additional information 8. Banking & Payments revenue by client coverage segment consists of the following: – Global Corporate Banking & Global Investment Banking ("Global Corporate & Investment Banking") provides banking products and services generally to large corporations, financial institutions and merchants – Commercial Banking provides banking products and services generally to middle market clients, including start-ups, small and midsized companies, local governments, municipalities, and nonprofits, as well as to commercial real estate clients – Other includes amounts related to credit protection purchased against certain retained loans and lending-related commitments in Lending, the impact of equity investments in Payments and balances not aligned with a primary client coverage segment 11

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.’s website (https://jpmorganchaseco.gcs-web.com/financial-information/sec- filings), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements. 12